EXHIBIT 23.2
                                                                    ------------


                         Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the 2003 Equity Incentive Plan of SpectraSite, Inc. of our report dated February 11, 2003, with respect to the consolidated financial statements of SpectraSite, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


/s/ Ernst & Young, LLP
May 5, 2003
Raleigh, North Carolina